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                                                                    Exhibit 99.2

Supplementary Financial Statement Information

Included in trade accounts receivable are the following reserves and related activity:


     Period Ended       Description           Opening         Additions          Deductions        Ending Balance
                                              Balance
                                                                     (In thousands of US$)
November 30,            Promotional           $ 6,197         $   8,208          $   11,128        $    3,277
1999                    rebates

                        Sales reserve          21,882            55,309              36,262            40,929

                        Allowance for           6,804                28                 112             6,720
                        doubtful accounts

November 30,            Promotional            11,396            25,959              31,158             6,197
1998                    rebates

                        Sales reserve          54,413            58,367              90,898            21,882

                        Allowance for                                                   366             6,804
                        doubtful accounts       5,466             1,704

November 30,            Promotional            14,750            42,775              46,129            11,396
1997                    rebates

                        Sales reserve          30,000            85,829              61,416            54,413

                        Allowance for           3,831             1,743                 108             5,466
                        doubtful accounts

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